EXHIBIT 10.8(b)

              Amendment to Split Dollar Life Insurance Agreement


      This is an Amendment to a Split Dollar Life Insurance Agreement entered into as of June 21, 1990 (the "1990 Agreement") by and between Harcourt General, Inc. (the "Corporation") and Jay E. Orlin, as Trustee of the Richard and Susan Smith 1990 Issue Trust under a Declaration of Trust dated as of April 3, 1990 (the "Policy Owner").
BACKGROUND

      The current Trustees of the Policy Owner are Amy Smith Berylson, Robert
A. Smith, Debra Smith Knez and Mark D. Balk, Esq.

      Article 2 of the 1990 Agreement provides, in part, that the Corporation was obligated to make certain premium payments under the Policy through June 1998, which the Corporation has done.

      It is projected that up to four additional premium payments will be required for the Policy to become self-sustaining.

      Accordingly, in consideration of the promises and mutual covenants expressed herein and in the 1990 Agreement by both of the parties, each party agrees as follows:

      1. Article 2(B) is amended by deleting it in its entirety and replacing it with the following:

            "B. Notwithstanding the provisions of section A of this ARTICLE 2, the Corporation's obligation to make premium payments under the Policy shall terminate upon the payment by the Corporation of the thirteenth annual premium due under the Policy or at any such earlier time as the Policy Owner and the Corporation shall agree upon."

      2. Any capitalized terms which are not defined herein shall have the same meaning as set forth in the 1990 Agreement.

      3. Except as set forth in paragraph #1, above, the 1990 Agreement shall remain in full force and effect.

      4. This Amendment may be executed in multiple counterpart copies, and shall take effect as an instrument executed under seal, to be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.



                                    HARCOURT GENERAL, INC.
                                    (formerly known as
Witness:                            General Cinema Corporation)





                        BY
                                      Eric P. Geller
                                      Its Senior Vice President,
                                      General Counsel and Secretary



Witness:



                        BY
                                      Amy Smith Berylson*

Witness:



                        BY
                                      Robert A. Smith*

Witness:



                        BY
                                      Debra Smith Knez*

Witness:



                        BY
                                      Mark D. Balk*



   * As Trustees of THE RICHARD AND SUSAN SMITH 1990 ISSUE TRUST, under Declaration of Trust dated as of April 3, 1990

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